IMMEDIATE RELEASE

TOWNSQUARE REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
ANNOUNCES $0.075 DIVIDEND PER SHARE

Greenwich, CT - March 13, 2018 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the fourth quarter and year ended December 31, 2017.

“We are pleased to announce another strong result in our Local Marketing Solutions segment, which delivered net revenue growth of 0.4% in the fourth quarter of 2017, and 1.9% for the full year, despite the loss of political revenue.  This was the 16th consecutive quarter of positive, organic net revenue growth for this segment of our Company.  Excluding political revenue, Local Marketing Solutions net revenue increased 5.2% in the fourth quarter of 2017, our strongest quarter of the year, and 3.9% for the full year,” commented Bill Wilson, Co-Chief Executive Officer of Townsquare.

The Company also announced today that its Board of Directors approved the initiation of a quarterly cash dividend of $0.075 per share. The dividend will be payable on May 15, 2018 to shareholders of record as of the close of business on April 2, 2018.

“The Board’s decision to approve a dividend reflects confidence in our current capitalization, the strength of our balance sheet, our free cash flow generation, and our outlook for 2018,” commented Dhruv Prasad, Co-Chief Executive Officer of Townsquare. “Our quarterly cash dividend of $0.075 per share, or $0.30 per share on an annual basis, commences in May 2018.”

Fourth Quarter Highlights*

•	As compared to the fourth quarter of 2016 on an actual basis:
◦Local Marketing Solutions net revenue increased 0.4%, and 5.2% excluding political revenue
◦Entertainment net revenue decreased 17.4%

◦	Net revenue decreased 3.7%, and 0.2% excluding political revenue
◦Net income from continuing operations decreased 941.5%
◦Adjusted EBITDA decreased 12.7%, to $21.6 million, consistent with previously issued guidance

•	Diluted net loss per share from continuing operations and diluted Adjusted Net Income Per Share were $(1.42) and $0.14, respectively

Full Year Highlights*

•	As compared to the year ended December 31, 2016 on an actual basis:
◦Local Marketing Solutions net revenue increased 1.9%, and 3.9% excluding political revenue
◦Entertainment net revenue decreased 8.6%
◦Net revenue decreased 1.7%, and 0.4% excluding political revenue
◦Net income from continuing operations decreased 138.3%

◦	Adjusted EBITDA decreased 8.8%, to $97.2 million, consistent with previously issued guidance

•	Diluted net loss per share from continuing operations and diluted Adjusted Net Income Per Share were $(0.48) and $0.74, respectively

•	Repaid $6.7 million of long-term debt

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers.

Quarter Ended December 31, 2017 Compared to the Quarter Ended December 31, 2016

Net Revenue
Net revenue for the quarter ended December 31, 2017 decreased $4.4 million, or 3.7%, to $114.3 million, as compared to $118.7 million in the same period last year. Local Marketing Solutions net revenue increased $0.4 million, or 0.4%, to $91.6 million and Entertainment net revenue decreased $4.8 million, or 17.4%, to $22.6 million, due to revenue declines in certain of our live events and in our national digital business. Excluding political revenue, net revenue decreased $0.3 million, or 0.2%, to $113.1 million and Local Marketing Solutions net revenue increased $4.5 million, or 5.2%, to $90.5 million.

Net (Loss) Income
Net (loss) income for the quarter ended December 31, 2017 decreased $30.3 million, or 944.1%, to a net loss of $27.1 million, as compared to net income of $3.2 million in the same period last year. Net (loss) income from continuing operations for the quarter ended December 31, 2017 decreased $29.4 million, or 941.5%, to a net loss of $26.3 million, as compared to net income of $3.1 million in the same period last year. Net (loss) income and net (loss) income from continuing operations declined primarily due to a $51.8 million impairment charge recorded in the quarter ended December 31, 2017.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended December 31, 2017 decreased $3.1 million, or 12.7%, to $21.6 million, as compared to $24.8 million in the same period last year.

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Net Revenue
Net revenue for the year ended December 31, 2017 decreased $8.6 million, or 1.7%, to $507.4 million, as compared to $516.0 million in the same period last year. Local Marketing Solutions net revenue increased $6.5 million or 1.9%, to $348.7 million and Entertainment net revenue decreased $15.0 million or 8.6%, to $158.8 million, due to revenue declines in certain of our live events and in our national digital business. Excluding political revenue, net revenue decreased $2.0 million, or 0.4%, to $505.0 million and Local Marketing Solutions net revenue increased $13.1 million, or 3.9%, to $346.2 million.

Net (Loss) Income
Net (loss) income for the year ended December 31, 2017 decreased $33.6 million, or 144.1%, to a net loss of $10.3 million, as compared to net income of $23.3 million in the same period last year. Net (loss) income from continuing operations for the year ended December 31, 2017 decreased $32.1 million, or 138.3%, to a net loss of $8.9 million, as compared to net income of $23.2 million in the same period last year. Net (loss) income and net (loss) income from continuing operations declined primarily due to a $51.8 million impairment charge recorded in the quarter ended December 31, 2017.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2017 decreased $9.4 million, or 8.8%, to $97.2 million, as compared to $106.6 million in the same period last year.

Liquidity and Capital Resources
As of December 31, 2017, we had a total of $65.3 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of December 31, 2017, we had $571.9 million of outstanding indebtedness, representing 5.9x and 5.2x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2017 of $97.2 million.

The table below presents a summary, as of March 10, 2018, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,837,676	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,474,177

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter and full year 2017 financial results on Tuesday, March 13, 2018 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13675865. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through March 20, 2018. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13675865. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 317 radio stations and more than 325 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 12,400 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 350 live events with nearly 18 million attendees each year in the U.S. and Canada. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; touring lifestyle and entertainment events such as the America on Tap craft beer festival series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Segment Operating Income which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net (loss) income before the deduction of income taxes, other expense (income) net, interest expense, net, repurchase of debt, transaction costs, stock-based compensation, net loss (gain) on sale and retirement of assets, business realignment costs, goodwill and other intangible impairment charges, net (loss) income on discontinued operations, net of income taxes, impairment of investment and depreciation and amortization. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net (loss) income before the deduction of income taxes, transaction costs, business realignment costs, impairment of investment, goodwill and other intangible impairment charges, one-time stock option repricing, net loss (gain) on sale and retirement of assets, repurchase of debt and net (loss) income from discontinued operations, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. Adjusted Segment Operating Income is defined as segment operating income before the deduction of depreciation and amortization, stock-based compensation, business realignment costs and goodwill and other intangible impairment charges. These measures do not represent, and should not be considered as alternatives to, net income (loss), segment operating income or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Adjusted Segment Operating Income to evaluate the operating performance of our business segments. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, repurchase of debt, business realignment costs, certain impairments, a one-time stock option repricing and net (loss) income from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Segment Operating Income when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$65,295	$51,540
Accounts receivable, net of allowance of $1,079 and $1,433, respectively	61,659	59,580
Prepaid expenses and other current assets	10,471	11,253
Current assets held for sale	879	—
Current assets of discontinued operations	100	254
Total current assets	138,404	122,627

Property and equipment, net	146,992	139,408
Intangible assets, net	508,399	513,915
Goodwill	243,042	292,953
Investments	8,092	4,313
Other assets	10,998	7,290
Long-term assets of discontinued operations	431	—
Long-term assets held for sale	—	199
Total assets	$1,056,358	$1,080,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,559	$10,602
Current portion of long-term debt	9,524	6,901
Deferred revenue	17,683	17,208
Accrued expenses and other current liabilities	25,160	25,748
Accrued interest	5,699	4,622
Current liabilities of discontinued operations	680	71
Total current liabilities	73,305	65,152
Long-term debt, less current portion (net of deferred financing costs of $6,803 and $8,006, respectively)	555,618	564,315
Deferred tax liability	36,965	50,907
Other long-term liabilities	9,390	10,221
Long-term liabilities of discontinued operations	—	59
Total liabilities	675,278	690,654

Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,819,639 and 13,735,690 shares issued and outstanding, respectively	138	137
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	185	184
Additional paid-in capital	367,041	365,434
Retained earnings	13,265	24,450
Accumulated other comprehensive loss	(532)	(722)
Noncontrolling interest	1,121	705
Total stockholders’ equity	381,080	390,051
Total liabilities and stockholders’ equity	$1,056,358	$1,080,705

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016

Net revenue	$114,255	$118,650	$507,434	$515,995

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	85,183	86,850	384,412	383,994
Depreciation and amortization	5,935	6,159	25,683	23,971
Corporate expenses	7,453	7,050	25,828	25,370
Stock-based compensation	177	3,590	748	4,253
Transaction costs	569	238	1,175	844
Business realignment costs	6,204	—	6,204	—
Goodwill and other intangible impairment charges	51,848	—	51,848	—
Net (gain) loss on sale and retirement of assets	(265)	(5)	397	282
Total operating costs and expenses	157,104	103,882	496,295	438,714
Operating (loss) income	(42,849)	14,768	11,139	77,281

Other expense (income):
Interest expense, net	8,279	8,332	32,753	34,072
Impairment on investment	—	—	—	4,236
Repurchase of debt	—	(85)	—	(546)
Other expense (income), net	99	(312)	288	(665)
(Loss) income from continuing operations before income taxes	(51,227)	6,833	(21,902)	40,184
(Benefit) provision for income taxes	(24,956)	3,713	(13,027)	16,982
Net (loss) income from continuing operations	(26,271)	3,120	(8,875)	23,202
Net (loss) income from discontinued operations, net of income taxes	(850)	91	(1,398)	91
Net (loss) income	$(27,121)	$3,211	$(10,273)	$23,293

Net (loss) income attributable to:
Controlling interests	$(27,494)	$3,234	$(11,185)	$23,059
Non-controlling interests	373	(23)	912	234

Basic (loss) income per share:
Continuing operations	$(1.42)	$0.17	$(0.48)	$1.28
Discontinued operations	(0.05)	—	(0.08)	—
	$(1.47)	$0.17	$(0.56)	$1.28

Diluted (loss) income per share:
Continuing operations	$(1.42)	$0.12	$(0.48)	$0.85
Discontinued operations	(0.05)	—	(0.08)	—
	$(1.47)	$0.12	$(0.56)	$0.85

Weighted average shares outstanding:
Basic	18,478	18,395	18,459	18,255
Diluted	18,478	27,419	18,459	27,313

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income attributable to:
Controlling interests	$(11,185)	$23,059
Noncontrolling interests	912	234
Net (loss) income	$(10,273)	$23,293
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	25,683	23,971
Amortization of deferred financing costs	1,646	1,579
Deferred income tax (benefit) expense	(13,806)	15,831
Provision for doubtful accounts	2,186	1,921
Stock-based compensation expense	748	4,253
Trade activity, net	(11,754)	(9,731)
Repurchase of debt	—	(546)
Write-off deferred financing costs	83	376
Impairment of goodwill	48,933	—
Impairment of FCC licenses	2,915	—
Write-off of goodwill	4,105	—
Write-off of trademark	771	—
Impairment on investment	—	4,236
Net loss on sale and retirement of assets	397	282
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(864)	3,987
Prepaid expenses and other assets	(676)	(704)
Accounts payable	669	(2,463)
Accrued expenses	(625)	(5,002)
Accrued interest	1,107	(288)
Other long-term liabilities	(835)	(1,074)
Net cash provided by operating activities - continuing operations	50,410	59,921
Net cash provided by (used in) operating activities - discontinued operations	274	(124)
Net cash provided by operating activities	50,684	59,797
Cash flows from investing activities:
Payments for acquisitions, net of cash received	(5,511)	(2,160)
Payment for investment	(857)	—
Acquisition of intangibles	(150)	(11)
Purchase of property and equipment	(22,824)	(20,722)
Proceeds from insurance settlement	—	451
Proceeds from sale of assets	1,092	1,678
Net cash used in investing activities - continuing operations	(28,250)	(20,764)
Net cash used in investing activities - discontinued operations	(680)	(199)
Net cash used in investing activities	(28,930)	(20,963)
Cash flows from financing activities:
Proceeds from exercise of employee stock options	346	—
Repayment of long-term debt	(6,662)	(19,375)
Debt financing costs	(526)	—
Proceeds from sale of noncontrolling interest in subsidiary	—	50
Cash distributions to noncontrolling interests	(496)	(219)
Repayments of capitalized obligations	(616)	(171)
Net cash used in financing activities	(7,954)	(19,715)
Net effect of foreign currency exchange rate changes	(45)	(877)
Net increase in cash and restricted cash	13,755	18,242
Cash and restricted cash:
Beginning of period	51,540	33,298
End of period	$65,295	$51,540

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Year Ended December 31,
	2017	2016
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$29,917	$32,371
Income taxes	3,170	1,878
Purchase obligations:
Capital lease	$—	$525
Equity issued in respect of acquisitions:
Common stock, joint venture acquisition	$513	$—
Non-cash investment:
Investments	$2,972	$3,500

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Statement of Operations Data:
Local Marketing Solutions net revenue	$91,648	$91,277	$348,660	$342,191
Entertainment net revenue	22,607	27,373	158,774	173,804
Net revenue	114,255	118,650	507,434	515,995
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	61,783	58,460	234,524	223,286
Entertainment direct operating expenses	23,400	28,390	149,888	160,708
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	85,183	86,850	384,412	383,994
Depreciation and amortization	5,935	6,159	25,683	23,971
Corporate expenses	7,453	7,050	25,828	25,370
Stock-based compensation	177	3,590	748	4,253
Transaction costs	569	238	1,175	844
Business realignment costs	6,204	—	6,204	—
Goodwill and other intangible impairment charges	51,848	—	51,848	—
Net (gain) loss on sale and retirement of assets	(265)	(5)	397	282
Total operating costs and expenses	157,104	103,882	496,295	438,714
Operating (loss) income	(42,849)	14,768	11,139	77,281
Other expense (income):
Interest expense, net	8,279	8,332	32,753	34,072
Impairment on investment	—	—	—	4,236
Repurchase of debt	—	(85)	—	(546)
Other expense (income), net	99	(312)	288	(665)
(Loss) income from continuing operations before income taxes	(51,227)	6,833	(21,902)	40,184
(Benefit) provision for income taxes	(24,956)	3,713	(13,027)	16,982
Net (loss) income from continuing operations	(26,271)	3,120	(8,875)	23,202
Net (loss) income from discontinued operations, net of income taxes	(850)	91	(1,398)	91
Net (loss) income	$(27,121)	$3,211	$(10,273)	$23,293

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months and years ended December 31, 2017 and 2016, respectively (in thousands, except per share data):

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(27,121)	$3,211	$(10,273)	$23,293
(Benefit) provision for income taxes	(24,956)	3,713	(13,027)	16,982
(Loss) income before income taxes	(52,077)	6,924	(23,300)	40,275
Transaction costs	569	238	1,175	844
Business realignment costs	6,204	—	6,204	—
Goodwill and other intangible impairment charges	51,848	—	51,848	—
Impairment on investment	—	—	—	4,236
Stock option repricing	—	3,435	—	3,435
Net (gain) loss on sale and retirement of assets	(265)	(5)	397	282
Repurchase of debt	—	(85)	—	(546)
Net loss (income) from discontinued operations, net of income taxes	850	(91)	1,398	(91)
Adjusted income before income taxes	7,129	10,416	37,722	48,435
Adjusted provision for income taxes	3,243	5,586	17,160	20,423
Adjusted Net Income	$3,886	$4,830	$20,562	$28,012

Adjusted Net Income Per Share:
Basic	$0.21	$0.26	$1.11	$1.53
Diluted	$0.14	$0.18	$0.74	$1.03

Weighted average shares outstanding:
Basic	18,478	18,395	18,459	18,255
Diluted	27,457	27,419	27,855	27,313

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three months and years ended December 31, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(27,121)	$3,211	$(10,273)	$23,293
(Benefit) provision for income taxes	(24,956)	3,713	(13,027)	16,982
Interest expense, net	8,279	8,332	32,753	34,072
Transaction costs	569	238	1,175	844
Depreciation and amortization	5,935	6,159	25,683	23,971
Stock-based compensation	177	3,590	748	4,253
Business realignment costs	6,204	—	6,204	—
Goodwill and other intangible impairment charges	51,848	—	51,848	—
Impairment on investment	—	—	—	4,236
Repurchase of debt	—	(85)	—	(546)
Net loss (income) from discontinued operations, net of income taxes	850	(91)	1,398	(91)
Other(a)	(166)	(317)	684	(383)
Adjusted EBITDA	21,619	24,750	97,193	106,631
Net Cash paid for interest	(11,342)	(12,490)	(29,917)	(32,371)
Capital expenditures	(4,655)	(3,896)	(22,824)	(20,722)
Cash paid for taxes	(1,246)	32	(3,170)	(1,878)
Adjusted EBITDA Less Interest, Capex and Taxes	$4,376	$8,396	$41,282	$51,660
(a) Other includes net (gain) loss on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended December 31, 2017 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
Net (loss) income	$(3,008)	$5,563	$14,293	$(27,121)	$(10,273)
(Benefit) provision for income taxes	(1,997)	3,810	10,116	(24,956)	(13,027)
Interest expense, net	8,254	7,990	8,230	8,279	32,753
Transaction costs	199	189	218	569	1,175
Depreciation and amortization	6,383	6,828	6,537	5,935	25,683
Stock-based compensation	188	183	200	177	748
Business realignment costs	—	—	—	6,204	6,204
Goodwill and other intangible impairment charges	—	—	—	51,848	51,848
Net loss from discontinued operations, net of income taxes	165	181	202	850	1,398
Other(a)	31	732	87	(166)	684
Adjusted EBITDA	$10,215	$25,476	$39,883	$21,619	$97,193
(a) Other includes net (gain) loss on sale and retirement of assets, (gain) loss on foreign exchange and other (income) expense, net.

The following tables reconcile segment operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Segment Operating Income (Loss) for the three months and years ended December 31, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended December 31,
	2017	2016	2017	2016
	Local Marketing Solutions		Entertainment

Segment operating income (loss)	$23,788	$28,961	$(58,211)	$(3,473)

Depreciation and amortization	3,127	3,088	2,269	2,086
Stock-based compensation	35	768	11	369
Business realignment costs	—	—	6,204	—
Goodwill and other intangible impairment charges	2,915	—	48,933	—

Adjusted Segment Operating Income (Loss)	$29,865	$32,817	$(794)	$(1,018)

	Years Ended December 31,
	2017	2016	2017	2016
	Local Marketing Solutions		Entertainment

Segment operating income (loss)	$96,631	$105,430	$(55,395)	$4,106

Depreciation and amortization	14,458	12,612	9,043	8,545
Stock-based compensation	132	863	101	445
Business realignment costs	—	—	6,204	—
Goodwill and other intangible impairment charges	2,915	—	48,933	—

Adjusted Segment Operating Income	$114,136	$118,905	$8,886	$13,096

Reconciliation of Net revenue to Net revenue, excluding political revenue for the three months and years ended December 31, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended December 31,		%	Years Ended December 31,		%
	2017	2016	Change	2017	2016	Change
Consolidated:
Net revenue	$114,255	$118,650	(3.7)%	$507,434	$515,995	(1.7)%
Less: Political revenue	1,187	5,320	(77.7)%	2,428	9,017	(73.1)%
Net revenue, excluding political revenue	$113,068	$113,330	(0.2)%	$505,006	$506,978	(0.4)%

Local Marketing Solutions Segment:
Net revenue	$91,648	$91,277	0.4%	$348,660	$342,191	1.9%
Less: Political revenue	1,187	5,320	(77.7)%	2,428	9,017	(73.1)%
Net revenue, excluding political revenue	$90,461	$85,957	5.2%	$346,232	$333,174	3.9%